Exhibit 10.18

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION HAS BEEN MARKED “*”. INFORMATION THAT IS SPECIFIC TO EACH LENDER HAS BEEN MARKED “**”.

Name: [**]
Address: [*]

Email: [*]
Phone: [*]

Date: [**]

Promissory Note

Principal Amount: US$[**] (United State Dollars)
Lender: [**] (hereinafter referred to as the "Lender")
Borrower: Mr. Ng Hon Kin (hereinafter referred to as the "Borrower")

This Promissory Note (the "Note") is executed between the Lender and the Borrower on this [**] 2023, pursuant to which the Borrower promises to repay the Lender the principal amount specified above, along with the interest and other terms as set forth herein.

1. Interest Rate: The Borrower agrees to pay interest on the principal amount at a rate of 10% per annum. The interest shall be calculated from the date of disbursement until the date of full repayment.

2. Repayment: The Borrower shall repay the entire principal amount, including accrued interest, on or before the maturity date specified below. The maturity date shall be 31st August, 2025.

3. Alternative Repayment Option: Alternatively, the Borrower may, at their discretion, choose to repay the loan by directly/ indirectly issuing or transferring or allotting [**]% of the shareholding of **Grand Century Holding Company Limited** and its related companies (hereinafter collectively referred to as the "Company") at the date of initial public offering ("IPO") restructuring date but not exceeding the maturity date. If the borrower exercises the Alternative Repayment Option, no principal amount and interests shall repay to the Lender

4. Restructuring: IPO restructuring refers to the process of restructuring a company incorporated in the Cayman Islands or British Virgin Island or Hong Kong to directly or indirectly hold the Company in preparation for an IPO.

5. Taxation: Lender shall be responsible to any applicable taxation of his/her country/place of domicile.

6. Security Laws: Borrower shall be subject to governance by security laws of the country, in which the share exchange of IPO will be executed.

7. Event of Default: In the event of default, where the Borrower fails to repay the principal amount and accrued interest or execute the Alternative Repayment Option within the agreed timeframe,

the Lender shall have the right to pursue all available legal remedies to recover the outstanding amount.

8. Governing Law: This Promissory Note shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Region.

9. Entire Agreement: This Note constitutes the entire agreement between the Lender and the Borrower, superseding any prior discussions, understandings, or agreements, whether oral or written, relating to the subject matter hereof.

10. Amendments: Any amendments or modifications to this Note must be made in writing and signed by both parties.

11. Severability: If any provision of this Note is determined to be invalid or unenforceable, the remaining provisions shall remain in full force and effect.

12. Waiver: Any failure or delay by either party to enforce any provision of this Note shall not constitute a waiver of that provision or any other provision.

Lender:

____

[**]

Borrower:

____

Ng Hon Kin

Witness:

____

WONG CHING WAN